CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the reference to our firm in the Registration statement on Form N-1A of The Elite Group and to the use of our report dated November 2, 2004 on the financial statements and financial highlights of The Elite Income Fund and The Elite Growth and Income Fund, each a series of shares of The Elite Group. Such financial statements and financial highlights appear in the 2004 Annual Report to Shareholders which is incorporated by reference in the Registration Statement and Prospectus.



                                                 /s/ TAIT, WELLER & BAKER
                                                     TAIT, WELLER & BAKER


PHILADELPHIA, PENNSYLVANIA
November 29, 2004